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                                 EXHIBIT 21.

                             List of Subsidiaries



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                                   EXHIBIT 21

                                                                                   STATE OR OTHER
  SUBSIDIARIES AND                                                                JURISDICTION IN
  AFFILIATES OF MAPCO INC.                                                        WHICH INCORPORATED
  ------------------------                                                        ------------------
     MAPCO Alaska Inc.                                                            Alaska
     MAPCO Alaska Petroleum Inc.                                                  Alaska
     MAPCO Ammonia Pipeline Inc.                                                  Delaware
     MAPCO Coal Inc.                                                              Delaware
     MAPCO Coal International Inc.                                                Barbados
     MAPCO Express Inc.                                                           Alaska
     MAPCO Fertilizer Inc.                                                        Delaware
     MAPCO Florida, Inc.                                                          Delaware
     MAPCO Gas Inc.                                                               Delaware
     MAPCO Inc.                                                                   Nevada
     MAPCO Indonesia Inc.                                                         Delaware
     MAPCO International Inc.                                                     Delaware
     MAPCO Intrastate Pipeline Company, Inc.                                      Kansas
     MAPCO Land & Development Corporation                                         Delaware
     MAPCO Land Corporation                                                       Delaware
     MAPCO Minerals Corporation                                                   Delaware
     MAPCO Natural Gas Liquids Inc.                                               Delaware
     MAPCO Oil & Gas Company                                                      Delaware
     MAPCO Petroleum Inc.                                                         Delaware
     MAPCO Purchasing Company                                                     Delaware
  (1)Cari International Mining Corporation                                        Delaware
     Denali Pipeline Company                                                      Alaska
     Flat Gap Mining Company                                                      Delaware
     Garrett County Coal Corporation                                              Delaware
     Gibson County Coal Corporation                                               Delaware
  (2)Koch Carbon, Inc.                                                            Delaware
  (5)LEXAS OIL, L.L.C.                                                            Oklahoma
     Martiki Coal Corporation                                                     Delaware
     MC Mining, Inc.                                                              Delaware
     Mettiki Coal Corporation                                                     Delaware
     Mid-America Pipeline Company                                                 Delaware
     Mt. Vernon Coal Transfer Company                                             Delaware
  (2)Permac, Inc.                                                                 Virginia
     Pontiki Coal Corporation                                                     Delaware
     Posey County Coal Corporation                                                Delaware
  (2)Race Fork Coal Corporation                                                   Virginia
     REP Sales, Inc.                                                              West Virginia
     Scotts Branch Co.                                                            Delaware
  (3)Seminole Pipeline Company                                                    Delaware
  (4)South Atlantic Coal Company, Inc.                                            Virginia
     Thermogas Company                                                            Delaware
     Toptiki Coal Corporation                                                     Delaware
     Valley Towing Service, Inc.                                                  Tennessee
     Webster County Coal Corporation                                              Kentucky
     White County Coal Corporation                                                Delaware

____________________________

(1)      80% stock ownership by Garrett County Coal Corporation.
(2)      100% stock ownership by South Atlantic Coal Company, Inc.
(3)      A consolidated affiliate with 80% ownership effective as of 1/91.
(4) 50% stock ownership by MAPCO Coal Inc. and 50% stock ownership by REP Sales, Inc.
(5)      50% stock ownership by MAPCO Petroleum Inc.